UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2009

MEDNAX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace Sunrise, Florida 33323
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On May 7, 2009, MEDNAX, Inc. (the “Company”) issued a press release announcing the results of its operations for the three months ended March 31, 2009 (the “First Quarter Release”).  A copy of the First Quarter Release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Current Report by reference.  The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2009, the Company also issued a separate press release (the “Management Transition Press Release”) announcing a management transition plan that will lead to the promotions of its Chief Financial Officer, Karl B. Wagner, to the newly created position of President of the Company’s American Anesthesia operating group, and its Treasurer, Vivian Lopez-Blanco, to Chief Financial Officer of the Company.  The transition is expected to be completed by the end of 2009.  A copy of the Management Transition Press Release is attached hereto as Exhibit 99.2 and is hereby incorporated in this Current Report by reference.

Item 9.01     Financial Statements and Exhibits.

             (d)     Exhibits.

                       99.1—Press Release of MEDNAX, Inc. dated May 7, 2009.
                       99.2—Press Release of MEDNAX, Inc. dated May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date:	May 7, 2009	By:	/s/ Karl B. Wagner
Name: Karl B. Wagner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of MEDNAX, Inc. dated May 7, 2009.
99.2	Press Release of MEDNAX, Inc. dated May 7, 2009.